Exhibit 2.2

FIRST AMENDMENT
TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 13, 2007, by and among Zia Partners, LLC, a New Mexico limited liability company (“Seller”), Zia Park LLC, a Delaware limited liability company (“Buyer”), and Penn National Gaming, Inc., a Pennsylvania corporation (“Parent Guarantor”).  Capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, on November 7, 2006, Seller, Buyer, and (solely with respect to specific provisions specified therein) Parent Guarantor entered into an Asset Purchase Agreement (the “Purchase Agreement”); and

WHEREAS, pursuant to Section 12.11 of the Purchase Agreement, Seller, Buyer and Parent Guarantor desire to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

ARTICLE I
AMENDMENTS

SECTION 1.1 Amendment of Section 4.1.  Section 4.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

Section 4.1             Closing.  Unless this Agreement is earlier terminated pursuant to ARTICLE IX hereof, the closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets (the “Closing”), shall take place as soon as practicable following satisfaction or waiver of the conditions set forth in ARTICLE VIII hereof (other than those conditions to be satisfied or waived at the Closing), at such time as the parties shall agree, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another place is agreed to by the parties (the “Closing Date”).

ARTICLE II
MISCELLANEOUS

SECTION 2.1 Effect of Amendment.  This Amendment shall not constitute an amendment or modification of any provision of, or schedule or exhibit to, the Purchase Agreement not expressly referred to in this Amendment.  Except as expressly amended or modified in this Amendment, the provisions of the Purchase Agreement are and remain in full force and effect.  Whenever the Purchase Agreement is referred to in the Purchase Agreement or in any other agreement, document or instrument, such reference shall be deemed to be to the Purchase Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

SECTION 2.2         Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury

(a)           This Amendment, and all disputes between the parties under or related to this Amendment or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State of Delaware, without regard to the conflicts of laws principles thereof.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court, and (v) to the extent such party is not otherwise subject to service of process in the State of Delaware, appoints Corporation Service Company as such party’s agent in the State of Delaware for acceptance of legal process and agrees that service made on any such agent shall have the same legal force and effect as if served upon such party personally within such state.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 12.3 of the Purchase Agreement.  Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by Law.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.2.

SECTION 2.3 Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 2.4 Counterparts.  This Amendment may be executed by facsimile and/or in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 2.5 Mutual Drafting.  Each party hereto has participated in the drafting of this Amendment, which each party acknowledges is the result of extensive negotiations between the parties.  In the event of any ambiguity or question of intent arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed by their respective duly authorized officers as of the date first written above.

ZIA PARTNERS, LLC

By:		/s/ Bruce Rimbo
	Name:	Bruce Rimbo
	Its:	Vice President

ZIA PARK LLC

By:	/s/ Robert S. Ippolito
	Name:	Robert S. Ippolito
	Its:	Vice President, Secretary and
Treasurer, of Penn National
Gaming, Inc., Its Sole Member

PENN NATIONAL GAMING, INC.

By:	/s/ Robert S. Ippolito
	Name:	Robert S. Ippolito
	Its:	Vice President, Secretary and Treasurer